Exhibit 99.1

NEWS RELEASE NEWS RELEASE NEWS RELEASE
Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, IL 60015

Contact:
Media Relations:	Investor Relations:
Clarkson Hine	Tony Diaz
(847) 484-4415	(847) 484-4410

FORTUNE BRANDS RECEIVES CASH PAYMENT FROM PERNOD RICARD

AND ACQUIRES CRUZAN RUM BRAND

•	Companies Agree to Accelerate Termination of ABSOLUT Distribution Joint Venture in U.S.

•	Fortune Brands Receives $230 Million in Cash and Pays $100 Million for Fastest Growing Rum Brand in U.S.

•	Beam Global Spirits Unit to Transition to Dedicated Sales Force in U.S., Simplifying Route to Market and Enhancing Marketplace Focus

Deerfield, Illinois, August 28, 2008 – Fortune Brands (NYSE: FO) and Pernod Ricard today announced an agreement under which Fortune Brands will receive compensation in exchange for early termination of the company’s distribution agreement with Pernod Ricard’s ABSOLUT vodka and other brands.

Under the agreement, Pernod Ricard will pay Fortune Brands $230 million in pre-tax proceeds, and Fortune Brands will pay $100 million to Pernod to acquire the premium Cruzan Rum brand. The agreement will result in the termination as of October 1st of the U.S. distribution agreement between Fortune Brands’ Beam Global Spirits & Wine business and the U.S. business of V&S Group recently acquired by Pernod. The joint distribution agreement had been scheduled to remain in place through February of 2012.

“This is a win-win agreement that provides significant benefits to Fortune Brands,” said Bruce Carbonari, president and chief executive officer of Fortune Brands. “In exchange for accelerating the end of our U.S. distribution agreement with ABSOLUT, we’ll receive a cash payment of $230 million. We’re also pleased that we’ll acquire a fast-growing premium rum brand. Rum is one of the most attractive spirits categories, and the addition of Cruzan fills a portfolio gap in premium rum with the category’s fastest growing brand in the U.S.” Cruzan will join the company’s portfolio of premium global brands that includes Jim Beam and Maker’s Mark bourbons, Sauza tequila, Canadian Club whisky, Courvoisier cognac and Laphroaig single malt Scotch.

Greater Control Over U.S. Spirits Distribution

“Importantly, by transitioning to a dedicated sales force focused solely on our brands, we’ll

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AND ACQUIRES CRUZAN RUM BRAND, PAGE 2

simplify our route to market in the U.S. and enjoy greater control over our distribution,” Carbonari added. “Our seven-year partnership with ABSOLUT served its purpose, but our spirits business is a much bigger company today with the scale and leading positions in key spirits categories to fully leverage the strengths of a dedicated sales force.”

“We believe moving forward now with this distribution solution will provide valuable clarity and sharper focus to our sales force, and will better support Beam Global’s vision of ‘building brands people want to talk about,’” said Tom Flocco, president and chief executive officer of Beam Global Spirits & Wine. The company’s Beam Global spirits business is the fourth largest premium spirits business in the world, and its case volume going forward will be the second largest in the U.S.

Financial Impact of Transaction

“This transaction serves shareholders significantly better than allowing the distribution partnership to expire in 2012,” Carbonari said. “The termination payment from Pernod more than compensates for our higher costs of distribution over the remaining term of the joint venture agreement. From a strategic perspective, we’ll also benefit from a dedicated U.S. sales force. And we see significant upside potential over the long term from the Cruzan Rum brand.”

The company estimates it will recognize a net gain amounting to $1.18 per diluted share (approximately $180 million after tax) in its third quarter results, reflecting the cash payment from Pernod Ricard plus the remaining unamortized gain from V&S’s initial investment in the joint venture, as well as modest restructuring charges to realign the sales organization.

This benefit will be partly offset by both the elimination of cost synergies and investments to build a state-of-the-art dedicated sales organization. Specifically, the company expects results to be impacted by: higher pre-tax operating costs going forward amounting to approximately $12 million in the fourth quarter and a total of approximately $35 million in 2009; and, as required by accounting rules, elimination of the noncash pre-tax deferred gain recognition of V&S’s initial investment in the joint venture, which will no longer be amortized as Other Income ($7 million in the fourth quarter and $27 million total in 2009). The company expects the addition of Cruzan to be earnings neutral in year one, reflecting continued investment to build the brand.

Strong Growth for Cruzan Rum

Cruzan is the fifth largest rum brand in the U.S. and generated worldwide net sales of approximately $50 million in 2007 on volume of approximately 750,000 cases. Cruzan’s depletions – sales from distributors to retailers – grew at a strong double-digit rate last year in the U.S., the brand’s largest market. Founded in 1760 on the Caribbean island of St. Croix, Cruzan offers a full-line of light, dark and flavored rum. Because Cruzan is already distributed in the U.S. by the Beam Global-Absolut joint venture, the company anticipates a smooth integration of the brand into its portfolio. The acquisition includes the Cruzan distillery on St. Croix, as well as inventory.

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FORTUNE BRANDS RECEIVES CASH PAYMENT FROM PERNOD RICARD

AND ACQUIRES CRUZAN RUM BRAND, PAGE 3

Fortune Brands has discussed the acquisition of Cruzan with Virgin Islands Governor John P. deJongh, Jr., who welcomed the pending sale as an important milestone in the Territory’s continuing strategy to build the rum industry. “We welcome Fortune Brands and Beam Global to the U.S. Virgin Islands,” Governor deJongh said. “We look forward to working with them in the years ahead to grow the Cruzan Rum brand, and to continue to explore new and cooperative ways for the government to assist in the development of the rum industry in the Territory.” Fortune Brands believes the Virgin Islands Government’s efforts on behalf of the rum industry contribute to the favorable prospects for the future growth of Cruzan Rum.

The acquisition of Cruzan is subject to customary regulatory approvals and is expected to close within the next month.

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About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company with annual sales exceeding $8 billion. Its operating companies have premier brands and leading market positions in distilled spirits, home and hardware, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Teacher’s and Laphroaig Scotch, and DeKuyper cordials. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock padlocks and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index, the MSCI World Index and the Ocean Tomo 300™ Patent Index.

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Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes

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AND ACQUIRES CRUZAN RUM BRAND, PAGE 4

related to the privatization of V&S Group; ability to attract and retain qualified personnel; general economic conditions, including the U.S. housing market; weather; risks associated with doing business outside the United States, including currency exchange rate risks; interest rate fluctuations; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results due to the recent portfolio realignment; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

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